Exhibit 16(1)(b):  Amendment to and Restatement of the Distribution Agreement originally dated December 27, 1988, between Golden American Life Insurance Company and Directed Services, Inc.

AMENDMENT TO AND RESTATEMENT OF DISTRIBUTION AGREEMENT

AMENDMENT TO AND RESTATEMENT OF DISTRIBUTION AGREEMENT originally dated December 27, 1988, by and between Golden American Life Insurance Company, ("Golden American") a Minnesota corporation, on its own behalf and on behalf of the Western Capital Specialty Managers Separate Account B ("Account") and Directed Services, Inc., ("DSI"), a New York corporation.

WHEREAS, the Account was subsequently renamed Golden American Separate Account B, and

WHEREAS, effective January 1, 2004, Golden American redomesticated and became an Iowa corporation and was renamed ING USA Annuity and Life Insurance Company ("ING USA") and the Account was renamed ING USA Separate Account B;

WHEREAS, effective January 1, 2004, the Account is a separate account established and maintained by ING USA pursuant to the laws of the State of Iowa for variable annuity contracts issued by ING USA under which income, gains, and losses, whether or not realized, from assets allocated to such Account, are credited to or charged against such Account without regard to other income, gains or losses of ING USA; and

WHEREAS, ING USA proposes to continue to issue and sell Annuity Contracts through the Account to suitable purchasers; and

WHEREAS, DSI is duly registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

WHEREAS, ING USA and DSI desire to continue the agreement pursuant to which DSI will act as a principal underwriter for the sale of the Annuity Contracts and may distribute the Annuity Contracts through one or more organizations as set forth in Section 2. below.

NOW, THEREFORE, ING USA and DSI hereby agree as follows:

1. TERM

This Agreement shall remain in force until it is terminated in accordance with the provisions of paragraph 13.

2. PRINCIPAL UNDERWRITER.

ING USA hereby appoints DSI and DSI accepts such appointment, during the term of this Agreement, subject to any registration requirements of The Securities Act of 1933 ("1933 Act"), The Investment Company Act of 1940 ("1940 Act"), and the provisions of the 1934 Act, to be a distributor and principal underwriter of the Annuity Contracts issued through the Account. DSI shall offer the Annuity Contracts for sale and distribution at premium rates to be set by ING USA and GFG. Annuity Contracts may be sold only by persons who are duly licensed annuity agents appointed by ING USA and NASD registered representatives as set forth in Section 3 below. ING USA hereby appoints DSI as its agent for the sale of Annuity Contracts in such jurisdictions as ING USA is properly licensed to sell Annuity Contracts.

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3. SALES AGREEMENTS.

DSI is hereby authorized to enter into separate written agreements, ("Sales Agreements"), on such terms and conditions as DSI may determine not to be inconsistent with this Agreement, with broker/dealers which agree to participate in the distribution of and to use their best efforts to solicit applications for Annuity Contracts. Such broker/dealers and their agents or representatives soliciting applications for Annuity Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Annuity Contracts under the insurance laws and any applicable securities laws of each state or other jurisdiction in which the Annuity Contracts may be lawfully sold and in which ING USA is licensed to sell Annuity Contracts. Each such broker/dealer shall be both registered as a broker-dealer under the 1934 Act and a member of the NASD, or if not so registered or not such a member, then the agents and representatives of such organization soliciting applications for Annuity Contracts shall be agents and registered representatives of a registered broker/dealer and NASD member which is the parent or other affiliate of such organization and which maintains full responsibility for the training, supervision, and control of the agents and representatives selling Annuity Contracts.

DSI shall have the responsibility for the supervision of all such broker/dealers to the extent required by law and shall assume any legal responsibilities of ING

USA for the acts, commissions or defalcations of any such broker/dealers. Applications materials for Annuity Contracts solicited by such broker/dealers through their agents or representatives shall be forwarded to DSI. All payments for Annuity Contracts shall be remitted promptly by such broker/dealers directly to ING USA.

If held at any time by DSI or a broker-dealer, such payments shall be held in a fiduciary capacity as agent for ING USA and shall be remitted promptly to ING

USA. All such payments, whether by check, money order, or wire order, shall be the property of ING USA. Anything in this Distribution Agreement to the contrary notwithstanding, ING USA shall retain the rights to control the sale of Annuity Contracts and to appoint and discharge annuity agents for the sale of Annuity Contracts. DSI shall be held to the exercise of reasonable care in carrying out the provisions of this Distribution Agreement

4. ANNUITY AGENTS.

DSI is authorized to appoint the broker/dealers described in paragraph 3. above as agents of ING USA for the sale of Annuity Contracts. ING USA will undertake to appoint such as agents authorized to represent ING USA in the appropriate states or jurisdictions; provided that ING USA reserves the right to refuse to appoint any proposed agent, or once appointed to terminate the same without notice.

5. SUITABILITY.

ING USA wishes to ensure that the Annuity Contracts distributed by DSI will be issued to purchasers for whom the Annuity Contracts shall be suitable.

     DSI shall take reasonable steps to ensure that the various agents appointed by it to sell Annuity Contracts shall not make recommendations to an applicant to purchase Annuity Contracts in the absence of reasonable grounds to believe that the purchase of Annuity Contracts is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to an agent after reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs.

6. SALES MATERIALS.

The responsibility of the parties hereto for consulting with respect to the design and the drafting and legal review and filing of sales materials, and for the preparation of sales proposals related to the sale of Annuity Contracts shall be as the parties hereto agree in writing. DSI shall ensure, in its Sales Agreements, that organizations appointed by it, and registered representatives of such organizations, shall not use, develop or distribute any sales materials which have not been approved by ING USA.

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7. REPORTS.

DSI shall have the responsibility for, with respect to agents appointed by it, maintaining the records of agents licensed, registered and otherwise qualified to sell Annuity Contracts, and for furnishing periodic reports to ING USA as to the sale of Annuity Contracts made pursuant to this Agreement

8. RECORDS.

DSI shall maintain and preserve for the periods prescribed by law or other agreement, such accounts, books, and other documents as are required of it by applicable laws and regulations. The books, accounts and records of ING

USA, the

Account and DSI as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts to be paid by ING USA hereunder.

9. COMPENSATION.

ING USA shall pay DSI the compensation due it as set forth in the attached Exhibit, as such Exhibit may from time to time be amended.

10. INDEPENDENT CONTRACTOR.

DSI shall act as an independent contractor and nothing herein contained shall constitute DSI or its agents or employees as employees of ING USA in connection with the sale of Annuity Contracts.

11.	INVESTIGATION AND PROCEEDINGS.
(a) DSI and ING USA agree to cooperate fully in insurance

regulatory investigations or proceedings or judicial proceedings arising in connection with the offering, sale or distribution of Annuity Contracts distributed under this Agreement DSI and ING USA further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to ING USA, DSI, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with the Annuity Contracts offered, sold or distributed under this Agreement Without limiting the foregoing

	(i)	DSI will be notified promptly of any customer complaint
or
notice of any regulatory investigation or proceeding or
judicial proceeding received by ING USA with respect to

DSI or

any agent or representative or which may affect ING

USA's

issuance of Annuity Contracts marketed under this

Agreement.

     (ii) DSI will promptly notify ING USA of any customer complaint or notice of any regulatory investigation or proceeding

received

by DSI or its affiliates with respect to DSI or any

agent or

representative in connection with any Annuity Contracts distributed under this Agreement or any activity in connection

with Annuity Contracts.

(b)	In the case of a substantive customer complaint, DSI and ING

USA will cooperate in investigating such complaint and any response to such complaint will be sent to the other party to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more

prompt response is required, the proposed response shall be communicated by telephone or telegraph.

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12.	INDEMNIFICATION
(a) ING USA agrees to indemnify and hold harmless DSI and its affiliates and each officer and director thereof against any losses, claims,

damages or liabilities, joint or several, to which DSI or its affiliates or such officer or director may become subject,

under the

     1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement

of a

material fact, required to be stated therein or necessary to make

the statements therein not misleading, contained

(i)	in any prospectus, or any amendment thereof, or

(ii) in any blue-sky application or other document executed

by ING

USA specifically for the purpose of qualifying Annuity Contracts for sale under the securities laws of any jurisdiction.

ING USA will reimburse DSI and each officer or director, for any

legal or other expenses reasonably incurred by DSI or such

officer

or director in connection with investigating or defending any such

loss, claim, damage, liability or action; provided that ING

USA will

not be liable in any such case to the extent that such loss,

claim,

damage or liability arises out of, or is based upon, an

untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to ING USA by or on behalf of DSI specifically for use in the preparation of any prospectus or any amendment thereof or any such blue-sky application or any amendment thereof or supplement thereto.

     (b) DSI agrees to indemnify and hold harmless ING USA and its directors, each of its officers who has signed the registration statement and each person, if any, who controls ING USA within the meaning of the

1933 Act or the 1934 Act, against any losses, claims, damages

or

liabilities to which ING USA and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	Any untrue statement or alleged untrue statement of a

material

fact or omission or alleged omission to state a

material fact

required to be stated therein or necessary in order to

make

the statements therein, in light of the circumstances

under

which they were made, not misleading, contained (a) in

any

prospectus or any amendments thereof, or, (b) in any

blue-sky

application, in each case to the extent, but only to

the

extent, that such untrue statement or alleged untrue

statement

or omission or alleged omission was made in reliance

upon and

in conformity with information (including without

limitation,

negative responses to inquiries) furnished to ING USA

by DSI

specifically for 'use in the preparation of any

prospectus or

any amendments thereof or any such blue-sky application

or any

such amendment thereof or supplement thereto; or

	(ii)	Any unauthorized use of sales materials or any verbal
or
written misrepresentations or any unlawful sales
practices
concerning Annuity Contracts by DSI; or

(iii) Claims by agents or representatives or employees of DSI for
commissions, service fees, expense allowances or other
compensation or remuneration of any type.

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DSI will reimburse ING USA and any director or officer or controlling person for any legal or other expenses reasonably incurred by ING USA, such director or controlling person in connection with investigating or defending any such loss, claim,

damage, liability or action. This indemnity agreement will be in

addition to any liability which DSI may otherwise have.

(c)	Promptly after receipt by a party entitled to indemnification ("indemnified party") under this paragraph 12 of notice of the

commencement of any action, if a claim in respect thereof is to be

made against any person obligated to provide indemnification under

this paragraph 12 ("indemnifying party"), such indemnified

party

     will notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will except to notice damaged case any

the and to with

the legal defending

not relieve it from any liability under this paragraph 12, the extent that the omission results in a failure of actual to the indemnifying party and such indemnifying party is solely as a result of the failure to give such notice. In such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof indemnifying party will be entitled to participate therein,

the extent that it may wish, to assume the defense thereof,

separate counsel satisfactory to the indemnified party. Such participation shall not relieve such indemnifying party of obligation to reimburse the indemnified party for reasonable and other expenses incurred by such indemnified party in

     himself except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

     (d) The indemnity agreements contained in this paragraph 12 shall remain operative and in full force and effect, regardless of:

     (i) any investigation made by or on behalf of DSI or any officer or director thereof or by or on behalf of ING USA; (ii) delivery of any Annuity Contracts and payments therefore; or (iii) any termination of this Agreement.

     A successor by law of DSI or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this paragraph 12.

13.	TERMINATION.
(a) This Agreement may be terminated at any time by mutual

consent of the parties;

     (b) Either party may terminate if the other materially breaches any of the terms of this Agreement and fails to cure the breach
within
sixty days of notification by the other party of such breach;
(c)	Upon termination of this Agreement all authorizations, rights
and
obligations shall cease except:

(i) the obligation to settle accounts hereunder, including
commissions for Annuity Contracts in effect at the time
of
termination;
(ii) the agreements contained in paragraph 11 hereof; and
(iii) the indemnity set forth in paragraph 12 hereof.

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14. REGULATION.

     This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

     DSI shall submit to all regulatory and administrative bodies having jurisdiction over the operations of ING USA or the Account, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

15.	SEVERABILITY.
If any provision of this Agreement shall be held or made invalid by
a	court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
16.	GENERAL.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

A.	Force Majeure
	Either	party may be excused for delay or failure to perform under
this
	Agreement	if such delay or failure is due to the direct or indirect
result
	of	acts of God or government, war or national emergency, or for any cause
	beyond	the reasonable control of either party.
B.	Entire Agreement
	This	Agreement and any attachments hereto and the material
incorporated
	herein	by reference set forth the entire agreement between the
parties,
	and	supercede all prior representations, agreements and
understandings,
	written	or oral. Changes in the Agreement may be made only in a
writing
	signed	by both the parties hereto.
C.	Notices
	All	notices or other communications under this Agreement shall be in
	writing	and, unless otherwise specifically provided for herein,
shall be
	deemed	given when addressed
	(a)	if to ING USA:

Kimberly J. Smith

ING USA Annuity and Life Insurance Company 1475 Dunwoody Drive West Chester, PA 19380

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(b) if to DSI:

David L. Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

D.	Successors, Assigns

     This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Neither this Agreement nor any right hereunder may be assigned without the written consent of the other parties.

E.	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
F.	Severability

If any term or provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of terms and provisions of this Agreement shall remain in full force and effect and shall not be affected or impaired thereby.

G.	Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ING USA ANNUITY AND LIFE INSURANCE COMPANY

/s/David L. Jacobson
--------------------
David L. Jacobson
Vice President

Attest: Michael T. Zelinsky
-------------------

DIRECTED SERVICES, INC.

/s/David L. Jacobson
--------------------
David L. Jacobson

Vice President and Chief Compliance Officer

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